Exhibit 10.5

STANDARD EXCLUSIVE LICENSE AGREEMENT

WITH SUBLICENSING TERMS

TABLE OF CONTENTS

Section 1 Definitions

Section 2 Grant

Section 3 Due Diligence

Section 4 Consideration

Section 5 Certain Warranties and Disclaimers of UFRF; Representations by JHU

Section 6 Record keeping

Section 7 Patent Prosecution

Section 8 Infringement and Invalidity

Section 9 Term and Termination

Section 10 Assignability

Section 11 Dispute Resolution Procedures

Section 12 Product Liability; Conduct of Business

Section 13 Use of Names

Section 14 Miscellaneous

Section 15 Notices

Section 16 Contract Formation and Authority

Section 17 United States Government Interests

Appendix A Development Plan

Appendix B Development Report

Appendix C UFRF Royalty Report

Appendix D Equity Agreement

This Agreement is made effective the 7th day of October, 2003, (the “Effective Date”) by and between the University of Florida Research Foundation, Inc. (hereinafter called “UFRF”), a nonstock, nonprofit Florida corporation, Johns Hopkins University (hereinafter “JHU”), a Maryland Corporation, and Applied Genetic Technologies, Inc. and any Affiliates of Applied Genetic Technologies, Inc. (hereinafter called “Licensee”), a corporation organized and existing under the laws of Florida;

WHEREAS, JHU and UFRF (which shall collectively be referred to as “Licensors”) each own undivided rights in certain inventions that are described in the “Licensed Patents” defined below, and Licensors are each willing to grant a license to Licensee under any one or all of the Licensed Patents and Licensee desires a license under all of them;

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties covenant and agree as follows:

Section 1 Definitions

1.1	“Licensed Patents” shall refer to and mean all of the following Licensors intellectual property:

1.1.1	the United States patent(s)/patent application(s) entitled [**] and all United States patents and foreign patents and patent applications based on this U.S. application;

1.1.2	any extensions, substitutions, renewals, reissues, re-examinations, continuations, or divisionals of or to any application or patents and all patents issuing thereon, and all patent registrations, supplementary protection certificates, or cautionary notices thereof both U.S. and foreign; and

1.1.3	any reissues or re-examinations of patents described in 1.1.1 or 1.1.2 above.

1.2	“Licensed Product” and “Licensed Process” shall mean:

1.2.1	In the case of a Licensed Product, any product or part thereof developed by or on behalf of Licensee that:

(a)	is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Licensed Patents, in any country in which any product is made, used or sold; or

(b)	is manufactured by using a process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Licensed Patents, in any country in which any such process is used or in which any such product is used or sold.

1.2.2	In the case of a Licensed Process, any process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Licensed Patents in any country in which such process is practiced.

1.3	“Net Sales” shall mean the amount invoiced on sales (regardless of uncollectible accounts) of Licensed Product and/or Licensed Processes after deducting, if not already deducted in the amount invoiced:

•	Trade and/or quantity discounts

•	Credits on returns and allowances

•	Outbound transportation costs paid

The “Net Sales” for a Licensed Product or Licensed Process that is transferred to a third party for promotional purposes without charge or at a discount shall be the average invoiced price to the customer of that type of Licensed Product and/or Licensed Process during the applicable calendar quarter.

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.

It is understood that Licensed Product may be sold in a combination package, composite or kit containing other non-licensed products or items. In such event, Selling Price, for purposes of determining royalty payments on the combination package, shall be calculated by the following applicable method:

(i)	By multiplying the Selling Price of that combination package by the fraction A/A+B, where A is the Selling Price, during the royalty paying period in question, of the Licensed Product when sold separately, and B is the Selling Price, during the royalty paying period in question, of the other components in the combination when sold separately. If no sales of a component occur during a royalty paying period then the production cost of said component shall be used for the purpose of calculating the royalty on a combination product. In no case shall the royalty on a combination product be less than one (1) percent of the Selling Price.

1.4	The term “Affiliate” shall mean: (a) any person or entity which controls at least fifty percent (50%) of the equity or voting stock of the Licensee or (b) any person or entity fifty percent (50%) of whose equity or voting stock is owned or controlled by the Licensee or (c) any person or entity of which at least fifty percent (50%) of the equity or voting stock is owned or controlled by the same person or entity owning or controlling at least fifty percent (50%) of Licensee or (d) any entity in which any officer, employee, or director is also an officer, employee, or director of Licensee or any person who is an officer, employee or director of Licensee.

1.5	The term “Sublicensee” shall mean any third party, other than an Affiliate, to whom Licensee confers the right to make, use or sell Licensed Product and/or Licensed Processes.

1.6	“Development Plan” shall mean a written report summarizing the development activities that are to be undertaken by the Licensee to bring Licensed Products and/or Licensed Processes to the market. The Development Plan is attached as Appendix A.

1.7	“Development Report” shall mean a written account of Licensee’s progress under the Development Plan having at least the information specified on Appendix B to this Agreement, and shall be sent to the address specified on Appendix B.

1.8	“Licensed Field” shall be all fields of use.

1.9	“Licensed Territory” shall be worldwide.

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.

Section 2 Grant

2.1	License.

Licensors hereby grant to Licensee an exclusive license, limited to the Licensed Field and the Licensed Territory, under the Licensed Patents to make, use and sell Licensed Products and/or Licensed Processes with the right to sublicense except that Affiliates expressly shall not have the right to sublicense. During the term of this Agreement, Licensors will grant no other commercial licenses in the Licensed Field and the Licensed Territory under the Licensed Patents. However, Licensors reserve to themselves and the University of Florida the right to make and use Licensed Products and/or Licensed Processes under the Licensed Patents for research and educational purposes, including research for any sponsors, including for-profit sponsors. Licensors reserve to themselves and the University of Florida the right to make and use Licensed Products and/or Licensed Processes under the Licensed Patents for clinical purposes, including research for not for profit sponsors and research for Licensee and Sublicensees. All sponsored research contemplated under this Section 2.1 shall be conducted on the campus of, and in facilities belonging to, the University of Florida, or JHU and shall be conducted for non-commercial purposes only. No right or license to Licensed Products and/or Licensed Processes shall be granted or implied to, and no materials will be transferred to, and no confidential information will be disclosed to, said for-profit sponsors. The forgoing notwithstanding, Licensors reserve to themselves and to the University of Florida the right to use the biological materials that might be covered under Licensed Patents solely for their internal, non-commercial research purposes and to meet all federal and applicable state requirements governing the right to transfer biological materials. For the purposes of this Section 2.1, materials and confidential information shall mean materials and confidential information developed by or belonging solely to Licensee and/or its Sublicensees.

2.2	Sublicense.

2.2.1

Licensee may sublicense to others under this Agreement, subject to the terms and conditions of this Paragraph and subject to Licensors prior written approval of the sublicense agreement. Such approval shall not be unreasonably withheld. As a condition to its validity and enforceability, each sublicense agreement shall: (a) incorporate by reference the terms and conditions of this Agreement, (b) be consistent with the terms, conditions and limitations of this Agreement, (c) prohibit Sublicensee’s further sublicense of the rights delivered hereunder, (d) name Licensors as an intended third party beneficiaries of the obligations of Sublicensee without imposition of obligation or liability on the part of Licensors or its Inventors to the Sublicensee, (e) specifically incorporate Sections 5 “Certain Warranties and Disclaimers of UFRF; Representations by JHU”, 12 “Product Liability; Conduct of Business”, 13 “Use of Names”, into the body of the sublicense agreement, and cause the terms used in therein to

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.

have the same meaning as in this Agreement, and, (f) bear signature from Licensors indicating Licensors’s review and approval of the sublicense agreement. Licensee shall provide to Licensors each proposed sublicense agreement, executed by both Licensee and proposed Sublicensee, for review, approval and signature by Licensors. To the extent that any terms, conditions or limitations of any sublicense agreement are inconsistent with this Agreement, those terms, conditions and limitations are null and void against Licensors, even though Licensors has approved the sublicense in writing. Licensee may grant written, exclusive Sublicenses to third parties. Any agreement granting a Sublicense shall state that the Sublicense is subject to the termination of this Agreement. Licensee shall have the same responsibility for the activities of any Sublicensee or Affiliate as if the activities were directly those of Licensee.

2.2.2	In respect to Sublicenses granted by Licensee under 2.2.1 above, Licensee shall pay to UFRF an amount equal to what Licensee would have been required to pay to UFRF had Licensee sold the amount of Licensed Products sold by such Sublicensee. In addition, if Licensee receives any fees, minimum royalties, or other cash payments in consideration for any rights granted under a Sublicense, and such payments are not based directly upon the amount or value of Licensed Products sold by the Sublicensee, then Licensee shall pay UFRF [**] of such payments in the manner specified in Section 4.5. Licensee shall not receive from Sublicensees anything of value in lieu of cash payments in consideration for any Sublicense under this Agreement without the express prior written permission of UFRF.

2.2.3	Licensee shall provide Licensors with a copy of each sublicense agreement within thirty (30) days prior to the execution of the sublicense agreement.

2.3	License to Licensors

To the extent permitted by applicable law, Licensee hereby grants and shall use its best efforts to require its Sublicensee(s) to grant Licensors the right to negotiate for sixty (60) days following disclosure of Improvements (as defined herein) to obtain a nonexclusive, royalty-free, irrevocable, paid-up license to make and use for research, educational, and clinical purposes, including research for any sponsors, including for-profit sponsors, any and all inventions hereafter made by Licensee (or its Sublicensee(s)) to the extent any such inventions are Improvements. “Improvements” shall mean any modification of an invention described in Licensed Patents which, if unlicensed, would infringe one or more claims of the Licensed Patents. Licensee shall provide Licensors with a written, enabling disclosure of each such invention (such as a U.S. patent application), unambiguously identifying it as an invention governed by this paragraph, within six (6) months of filing a patent application thereon. If the parties do not enter into a license agreement, after negotiating in good faith, within sixty (60) days of

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.

the date of the disclosure, Licensors’s rights under this Section 2.3 shall be deemed terminated, but only with respect to the invention so disclosed. Any nonexclusive, royalty-free, irrevocable, paid-up license granted to Licensors to make and use Improvements shall specifically exclude the right to sell, import or export Improvements.

Section 3 Due Diligence

3.1	Development.

3.1.1	Licensee agrees to and warrants that: it has, or will obtain, the expertise necessary to independently evaluate the inventions of the Licensed Patents; it will establish and actively and diligently pursue the Development Plan (see Appendix A ) to the end that the inventions of the Licensed Patents will be utilized to provide Licensed Products and/or Licensed Processes for sale in the retail market within the Licensed Field; and until the date of first commercial sale of Licensed Products, it will supply UFRF with a written Development Report annually fifteen (15) days after the end of the calendar year (see Appendix B ). All development activities and strategies and all aspects of product design and decisions to market and the like are entirely at the discretion of Licensee, and Licensee shall rely entirely on its own expertise with respect thereto. UFRF’s review of Licensee’s Development Plan is solely to verify the existence of Licensee’s commitment to development activity and to ensure compliance with Licensee’s obligations to commercialize the inventions of the Licensed Patents, as set forth above, other than those elements of the Development Plan as designated as Due Diligence milestones in 3.1.2 below.

3.1.2	Licensee agrees that [**] or Licensors shall have the right to terminate the Agreement pursuant to Section 9.3 hereto. In addition, Licensee agrees to the following due diligence elements which if not accomplished by the following dates, then Licensors shall have the right to terminate the Agreement pursuant to Section 9.3:

(a)	[**]

(b)	[**]

(c)	[**]

(d)	[**]

(e)	[**]

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.

Section 4 Consideration

4.1	License Issue Fee.

Licensee agrees to pay to UFRF a License Issue Fee of [**] within thirty (30) days of the Effective Date.

4.2	Issuance of Equity.

As further consideration for the rights granted to Licensee by this Agreement, as of the Effective Date, (i) Licensee will issue to each of JHU and UFRF that number of shares of common stock of Licensee equal to [**] of the total number of issued and outstanding shares of Licensee on the Effective Date. The issuance of common stock to Licensors under this Section 4.2 shall be made in accordance with that certain Equity Agreement by and between UFRF and Licensee of even date herewith, a copy of which is attached hereto as Appendix D and incorporated by reference herein. Licensee shall take all actions necessary so that Licensors shall each be issued the number of shares called for in this Agreement and the Equity Agreement attached as Appendix D.

4.3	Running Royalty.

In addition to the Section 4.1 License Issue Fee, Licensee agrees to pay to UFRF as earned royalties a royalty calculated as a percentage of Net Sales in accordance with the terms and conditions of this Agreement. The royalty is deemed earned as of the earlier of the date the Licensed Product and/or Licensed Process is actually sold and paid for, the date an invoice is sent by Licensee or its Sublicensee(s), or the date a Licensed Product and/or Licensed Process is transferred to a third party for any promotional reasons. The royalty shall remain fixed while this Agreement is in effect at a rate of [**] of Net Sales. In the event that licenses from third parties are required by Licensee in order to make, have made, use, sell, offer to sell or import any particular Licensed Product or Licensed Process, then the earned royalty which Licensee is obligated to pay UFRF under this Section 4.3 shall be reduced by [**] for each one dollar ($1.00) in royalties which Licensee is obligated to pay to third parties under such licenses, further provided, however, that the royalties payable to UFRF under this Section 4.3 shall not be reduced to less than [**] of the applicable Net Sales.

4.4	Other Payments.

4.4.1	Licensee agrees to pay UFRF Minimum Royalty payments of [**] per year to be paid in equal quarterly installments beginning on September 30, 2003 and every year thereafter for the life of this Agreement.

The Minimum Royalty shall be paid in advance on a quarterly basis for each year in which this Agreement is in effect. The first Minimum Royalty payment shall be due on October 1, 2003 and shall be in the amount of [**]. The Minimum Royalty for a given year shall be due in advance and shall be paid in quarterly installments on March 31, June 30,

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.

September 30, and December 31 for the following quarter. Any Minimum Royalty paid in a calendar year will be credited against the earned royalties for that calendar year. It is understood that the Minimum Royalties will be applied to earned royalties on a calendar year basis, and that sales of Licensed Products and/or Licensed Processes requiring the payment of earned royalties made during a prior or subsequent calendar year shall have no effect on the annual Minimum Royalty due UFRF for other than the same calendar year in which the royalties were earned.

4.4.2	In addition to all other payments required under this Agreement, Licensee agrees to pay UFRF Milestone payments, as follows:

Payment	Event
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

For purposes of this Section 4.4.2, “Initiation” shall mean enrollment of the first patient.

4.5	Accounting for Payments.

4.5.1	Amounts owing to UFRF under Sections 2.2 and 4.3 shall be paid on a quarterly basis after the amount of Minimum Royalties paid is exceeded, with such amounts due and received by UFRF on or before the thirtieth day following the end of the calendar quarter ending on March 31, June 30, September 30 or December 31 in which such amounts were earned. The balance of any amounts which remain unpaid more than thirty (30) days after they are due to UFRF shall accrue interest until paid at the rate of the lesser of one and one-half percent (1.5%) per month or the maximum amount allowed under applicable law. However, in no event shall this interest provision be construed as a grant of permission for any payment delays. Licensee shall also be responsible for repayment to UFRF of any attorney, collection agency, or other out-of-pocket UFRF expenses required to collect overdue payments due from this Section 4.5.1, Section 6.2 or any other applicable section of this Agreement.

4.5.2	Except as otherwise directed, all amounts owing to UFRF under this Agreement shall be paid in U.S. dollars to UFRF at the following address:

University of Florida Research Foundation, Inc.

219 Grinter Hall

PO Box 115500

Gainesville, Florida  32611-5500

Attention: Business Manager

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.

All royalties owing with respect to Net Sales stated in currencies other than U.S. dollars shall be converted at the rate shown in the Federal Reserve Noon Valuation - Value of Foreign Currencies on the day preceding the payment.

4.5.3	A certified full accounting statement showing how any amounts payable to UFRF under Sections 2.2 and 4.3 have been calculated shall be submitted to UFRF on the date of each such payment. Such accounting shall be on a per-country and product line, model or trade name basis and shall be summarized on the form shown in Appendix C of this Agreement. In the event no payment is owed to UFRF because the amount of Minimum Royalties paid has not been exceeded or otherwise, an accounting demonstrating that fact shall be supplied to UFRF.

4.5.4	Licensors are exempt from paying income taxes under U.S. law. Therefore, all payments due under this Agreement shall be made without deduction for taxes, assessments, or other charges of any kind which may be imposed on UFRF by any government outside of the United States or any political subdivision of such government with respect to any amounts payable to Licensors pursuant to this Agreement. All such taxes, assessments, or other charges shall be assumed by Licensee.

Section 5 Certain Warranties and Disclaimers of UFRF; Representations by JHU

5.1	UFRF warrants that, except as otherwise provided under Section 16.1 of this Agreement with respect to U.S. Government interests, it is the owner of the Licensed Patents or otherwise has the right to grant the licenses granted to Licensee in this Agreement. However, nothing in this Agreement shall be construed as:

5.1.1	a warranty or representation by UFRF as to the validity or scope of any right included in the Licensed Patents;

5.1.2	a warranty or representation that anything made, used, sold or otherwise disposed of under the license granted in this Agreement will or will not infringe patents of third parties;

5.1.3	an obligation to bring or prosecute actions or suits against third parties for infringement of Licensed Patents;

5.1.4	an obligation to furnish any know-how not provided in Licensed Patents or any services other than those specified in this Agreement; or

5.1.5	a warranty or representation by UFRF that it will not grant licenses to others to make, use or sell products not covered by the claims of the Licensed Patents which may be similar and/or compete with products made or sold by Licensee.

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.

5.2	EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, UFRF MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING. UFRFASSUMES NO RESPONSIBILITIES WHATSOEVER WITH RESPECT TO USE, SALE, OR OTHER DISPOSITION BY LICENSEE, ITS SUBLICENSEE(S), OR THEIR VENDEES OR OTHER TRANSFEREES OF PRODUCT INCORPORATING OR MADE BY USE OF INVENTIONS LICENSED UNDER THIS AGREEMENT.

5.3	Duties of the Parties. Licensors are not commercial organizations. They are institutes of research and education. Therefore, Licensors have no ability to evaluate the commercial potential of any Licensed Patents or Licensed Processes or other license or rights granted in this Agreement. It is therefore incumbent upon Company to evaluate the rights and products in question, to examine the materials and information provided by Licensors, and to determine for itself the validity of any Licensed Patents or Licensed Processes its freedom to operate, and the value of any Licensed Patents or Licensed Processes or other rights granted

5.4

Representations by JHU. JHU warrants that it has good and marketable title to its interest in the inventions claimed under Licensed Patents with the exception of certain retained rights of the United States Government, which may apply if any part of the JHU research was funded in whole or in part by the United States Government. JHU does not warrant the validity of any patents or that practice under such patents shall be free of infringement. EXCEPT AS EXPRESSLY SET FORTH IN THIS PARAGRAPH 5.4, LICENSEE, LICENSEE’S AFFILIATES AND SUBLICENSEE(S) AGREE THAT THE LICENSED PATENTS ARE PROVIDED “AS IS”, AND THAT JHU MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERFORMANCE OF LICENSED PRODUCT(S) AND LICENSED PROCESSES INCLUDING THEIR SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY. JHU DISCLAIMS ALL WARRANTIES WITH REGARD TO PRODUCT(S) AND PROCESSES(S) LICENSED UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ALL WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, JHU ADDITIONALLY DISCLAIMS ALL OBLIGATIONS AND LIABILITIES ON THE PART OF JHU AND INVENTORS, FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL, AND CONSEQUENTIAL DAMAGES, ATTORNEYS’ AND EXPERTS’ FEES, AND COURT COSTS (EVEN IF JHU HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, FEES OR COSTS), ARISING OUT OF OR IN CONNECTION WITH THE MANUFACTURE, USE, OR SALE OF THE PRODUCT(S) AND PROCESSES

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.

LICENSED UNDER THIS AGREEMENT. LICENSEE, LICENSEE’S AFFILIATES AND SUBLICENSEE(S) ASSUME ALL RESPONSIBILITY AND LIABILITY FOR LOSS OR DAMAGE CAUSED BY A PRODUCT AND/OR PROCESS MANUFACTURED, USED, OR SOLD BY LICENSEE, ITS SUBLICENSEE(S) AND AFFILIATED COMPANIES WHICH IS A LICENSED PRODUCT(S) OR LICENSED PROCESSES AS DEFINED IN THIS AGREEMENT.

Section 6 Record keeping

6.1	Licensee and its Sublicensee(s) shall keep books and records sufficient to verify the accuracy and completeness of Licensee’s and its Sublicensee(s)’s accounting referred to above, including without limitation, inventory, purchase and invoice records, manufacturing records, sales analysis, general ledgers, financial statements, and tax returns relating to the Licensed Products and/or Licensed Processes. Such books and records shall be preserved for a period not less than six years after they are created, both during and after the term of this Agreement.

6.2	Licensee and its Sublicensee(s) shall take all steps necessary so that UFRF may, within thirty (30) days of its written request, audit, review and/or copy all of the books and records at a single U.S. location to verify the accuracy of Licensee’s and its Sublicensee(s)’s accounting. Such review may be performed by any authorized employees of UFRF as well as by any attorneys and/or accountants designated by UFRF, upon reasonable notice and during regular business hours. If a deficiency with regard to any payment hereunder is determined, Licensee and its Sublicensee(s) shall pay the deficiency within thirty (30) days of receiving notice thereof along with applicable interest as described in Section 4.5.1. If a royalty payment deficiency for a calendar year exceeds [**] of the royalties paid for that year, then Licensee and its Sublicensee(s) shall be responsible for paying UFRF’s out-of-pocket expenses incurred with respect to such review.

6.3	At any time during the term of this agreement, UFRF may request in writing that Licensee verify the calculation of any past payments owed to UFRF through the means of a self-audit. Within ninety (90) days of the request, Licensee shall complete a self-audit of its books and records to verify the accuracy and completeness of the payments owed. Within thirty (30) days of the completion of the self-audit, Licensee shall submit to UFRF a report detailing the findings of the self-audit and the manner in which it was conducted in order to verify the accuracy and completeness of the payments owed. If Licensee has determined through its self-audit that there is any payment deficiency, Licensee shall pay UFRF the deficiency along with applicable interest under Section 4.5.1 with the submission of the self-audit report to UFRF.

Section 7 Patent Prosecution

7.1	UFRF shall diligently prosecute and maintain the Licensed Patents using counsel of its choice. UFRF shall provide Licensee with copies of all patent

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.

applications amendments, and other filings with the United States Patent and Trademark Office and foreign patent offices. UFRF will also provide Licensee with copies of office actions and other communications received by UFRF from the United States Patent and Trademark Office and foreign patent offices relating to Licensed Patents. Licensee agrees to keep such information confidential.

7.2	Licensee shall be responsible for and pay [**] for the preparation, filing, prosecution, issuance, and maintenance of the Licensed Patents within thirty (30) days of receipt of an invoice from UFRF. It shall be the responsibility of Licensee to keep UFRF fully apprised of the “small entity” status of Licensee with respect to the U.S. patent laws and with respect to the patent laws of any other countries, if applicable, and to inform UFRF of any changes in such status, within thirty days of any such change.

Section 8 Infringement and Invalidity

8.1	Licensee shall inform Licensors promptly in writing of any alleged infringement of the Licensed Patents by a third party and of any available evidence thereof.

8.2	During the term of this Agreement, Licensors shall have the right, but shall not be obligated, to prosecute at its own expense any such infringements of the Licensed Patents. If Licensors prosecutes any such infringement, Licensee agrees that Licensors may include Licensee as a co-plaintiff in any such suit, without expense to Licensee.

8.3	If within six (6) months after having been notified of any alleged infringement, Licensors shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if Licensors shall notify Licensee at any time prior thereto of its intention not to bring suit against any alleged infringer, then, and in those events only, Licensee shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the Licensed Patents, and Licensee may, for such purposes, use the name of Licensors as party plaintiff. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of Licensors, which consent shall not unreasonably. Licensee shall indemnify Licensors against any order for costs that may be made against Licensors in such proceedings.

8.4	In the event that Licensee shall undertake the enforcement by litigation and/or defense of the Licensed Patents by litigation, any recovery of damages by Licensee for any such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of Licensee relating to the suit, and next toward reimbursement of Licensors for any legal fees and unreimbursed expenses. The balance remaining from any such recovery shall be [**].

8.5	In any infringement suit that either party may institute to enforce the Licensed Patents pursuant to this Agreement, the other party hereto shall, at the request and

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.

expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

8.6	In the event a declaratory judgment action alleging invalidity or noninfringement of any of the Licensed Patents shall be brought against Licensee, Licensors, at its option, shall have the right, within thirty (30) days after commencement of such action, to intervene and take over the sole defense of the action at its own expense.

8.7	In the event Licensee contests the validity of any Licensed Patents, Licensee shall continue to pay royalties and make other payments pursuant to this Agreement with respect to that patent as if such contest were not underway until the patent is adjudicated invalid or unenforceable by a court of last resort.

Section 9 Term and Termination

9.1	The term of this license shall begin on the Effective Date of this Agreement and continue until the earlier of the date that no Licensed Patent remains an enforceable patent or the payment of earned royalties under Section 4.3, once begun, ceases for more than three (3) calendar quarters.

9.2	Licensee may terminate this Agreement at any time by giving at least ninety (90) days written notice of such termination to Licensors. Such a notice shall be accompanied by a statement of the reasons for termination.

9.3	Licensors may terminate this Agreement by giving Licensee at least sixty (60) days written notice if [**] does not occur on or before the date specified in Section 3.1.2.

9.4	If Licensee at any time defaults in the timely payment of any monies due to Licensors or the timely submission to Licensors of any Development Report, fails to actively pursue the Development Plan, or commits any breach of any other covenant herein contained, and Licensee fails to remedy any such breach or default within sixty (60) days after written notice thereof by Licensors, Licensors may, at its option, immediately terminate this Agreement by giving notice of termination to Licensee.

9.5	Licensors may immediately terminate this Agreement upon the occurrence of the second separate default by Licensee within any consecutive three-year period for failure to pay royalties, patent or any other expenses when due.

9.6	If Licensee shall cease to carry on its business pertaining to Licensed Patents, this Agreement shall terminate upon thirty (30) days notice by Licensors.

9.7	Upon the termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.

effective date of such termination. Licensee shall remain obligated to provide an accounting for and to pay royalties earned to the date of termination, and any Minimum Royalties shall be prorated as of the date of termination by the number of days elapsed in the applicable calendar year. Licensee may, however, after the effective date of such termination, sell all Licensed Products, and complete Licensed Products in the process of manufacture at the time of such termination and sell the same, provided that Licensee shall remain obligated to provide an accounting for and to pay running royalties thereon.

Section 10 Assignability

This Agreement may not be transferred or assigned by Licensee except with the prior written consent of Licensors.

Section 11 Product Liability; Conduct of Business

11.1	Licensee and its Sublicensee(s) shall, at all times during the term of this Agreement and thereafter, indemnify, defend and hold UFRF, the Florida Board of Governors, the University of Florida Board of Trustees, the University of Florida, and each of their directors, officers, employees, and agents, and the inventors of the Licensed Patents, regardless of whether such inventors are employed by the University of Florida at the time of the claim, harmless against all claims and expenses, including legal expenses and reasonable attorneys’ fees, whether arising from a third party claim or resulting from UFRF’s enforcing this indemnification clause against Licensee, arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever (other than patent infringement claims) resulting from the production, manufacture, sale, use, lease, consumption, marketing, or advertisement of Licensed Products or Licensed Process(es) or arising from any right or obligation of Licensee hereunder. Notwithstanding the above, UFRF at all times reserves the right to retain counsel of its own to defend UFRF’s, the Florida Board of Governors’, the University of Florida Board of Trustees’, the University of Florida’s, and the inventor’s interests.

11.2	Licensee warrants that it now maintains and will continue to maintain liability insurance coverage appropriate to the risk involved in producing, manufacturing, selling, marketing, using, leasing, consuming, or advertising the products subject to this Agreement and that such insurance coverage lists UFRF, the Florida Board of Governors, the University of Florida Board of Trustees, the University of Florida, and the inventors of the Licensed Patents as additional insureds. Within thirty (30) days after the execution of this Agreement and thereafter annually between January 1 and January 31 of each year, Licensee will present evidence to UFRF that the coverage is being maintained with UFRF, the University of Florida, and its inventors listed as additional insureds. In addition, Licensee shall provide UFRF with at least thirty (30) days prior written notice of any change in or cancellation of the insurance coverage.

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.

11.3	Product Liability. Prior to initial human testing or first commercial sale of any Licensed Products and Licensed Processes as the case may be in any particular country, Licensee shall establish and maintain, in each country in which Licensee, an Affiliates of Licensee or Sublicensee(s) shall test or sell Licensed Products or Licensed Processes, product liability or other appropriate insurance coverage in the minimum amount of [**] per claim and will annually present evidence to JHU that such coverage is being maintained. Upon JHU’s request, Licensee will furnish JHU with a Certificate of Insurance of each product liability insurance policy obtained. JHU shall be listed as an additional insured in Licensee’s said insurance policies. If such Product Liability insurance is underwritten on a ‘claims made’ basis, Licensee agrees that any change in underwriters during the term of this Agreement will require the purchase of ‘prior acts’ coverage to ensure that coverage will be continuous throughout the term of this Agreement.

11.4	INDEMNIFICATION JHU and Drs. [**] who are employees of JHU (hereinafter “Inventors”) will have no legal liability exposure to third parties if JHU does not license the Licensed Products and Licensed Processes, and any royalties JHU and the Inventors may receive is not adequate compensation for such legal liability exposure. Therefore, JHU requires Licensee to protect JHU and Inventors from such exposure to the same manner and extent to which insurance, if available, would protect JHU and Inventors. Furthermore, JHU and the Inventors will not, under the provisions of this Agreement or otherwise, have control over the manner in which Licensee or its Affiliates or its Sublicensees or those operating for its account or third parties who purchase Licensed Products and Licensed Processes from any of the foregoing entities, develop, manufacture, market or practice the inventions of Licensed Products and Licensed Processes. Therefore, Licensee, Affiliates and Sublicensees shall indemnify, defend with counsel reasonably acceptable to JHU, and hold JHU, The Johns Hopkins Health Systems, their present and former trustees, officers, Inventors of Licensed Patents, agents, faculty, employees and students harmless as against any judgments, fees, expenses, or other costs arising from or incidental to any product liability or other lawsuit, claim, demand or other action brought as a consequence of the practice of said inventions by any of the foregoing entities, whether or not JHU or said Inventors, either jointly or severally, is named as a party defendant in any such lawsuit and whether or not JHU or the Inventors are alleged to be negligent or otherwise responsible for any injuries to persons or property. Practice of the inventions covered by Licensed Products and Licensed Processes, by an Affiliate or an agent or a Sublicensee or a third party on behalf of or for the account of Licensee or by a third party who purchases Licensed Products and Licensed Processes from Licensee, shall be considered Licensee’s practice of said inventions for purposes of this Paragraph. The obligation of Licensee to defend and indemnify as set out in this Paragraph shall survive the termination of this Agreement, shall continue even after assignment of rights and responsibilities to an affiliate or sublicensee, and shall not be limited by any other limitation of liability elsewhere in this Agreement.

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.

Section 12 Use of Names

Licensee and its Sublicensee(s) shall not use the names of UFRF, or of the University of Florida, nor of any of either institution’s employees, agents, or affiliates, nor the name of any inventor of Licensed Patents, nor any adaptation of such names, in any sales promotion, advertising, or any other form of publicity without the prior written approval of UFRF in each case, except that Licensee may state that it has received a license from UFRF under one or more or the patents and/or applications comprising the Licensed Patents.

Licensee, Affiliates and Sublicensees shall not use the name of The Johns Hopkins University or The Johns Hopkins Health System or any of its constituent parts, such as the Johns Hopkins Hospital or any contraction thereof or the name of Inventors in any advertising, promotional, sales literature or fundraising documents without prior written consent from an authorized representative of JHU. Licensee, Affiliates and Sublicensees shall allow at least seven (7) business days notice of any proposed public disclosure for JHU’s review and comment or to provide written consent.

Section 13 Miscellaneous

13.1	This Agreement shall be construed in accordance with the internal laws of the State of Florida

13.2	The parties hereto are independent contractors and not joint venturers or partners.

13.3	Licensee shall insure that it applies patent markings that meet all requirements of U.S. law, 35 U.S.C. §287, with respect to all Licensed Products subject to this Agreement.

13.4	This Agreement constitutes the full understanding between the parties with reference to the subject matter hereof, and no statements or agreements by or between the parties, whether orally or in writing, shall vary or modify the written terms of this Agreement. Neither party shall claim any amendment, modification, or release from any provisions of this Agreement by mutual agreement, acknowledgment, or otherwise, unless such mutual agreement is in writing, signed by the other party, and specifically states that it is an amendment to this Agreement.

Licensee shall not encumber or otherwise grant a security interest in any of the rights granted hereunder to any third party.

13.5	Successors and Assigns. Neither this Agreement nor any of the rights or obligations created herein, except for the right to receive any remuneration

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.

hereunder, may be assigned by either party, in whole or in part, without the prior written consent of the other party, except that either party shall be free to assign this Agreement in connection with any sale of substantially all of its assets without the consent of the other. Such assignment shall be subject to Licensors approval, which approval shall not be unreasonably withheld. This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the parties hereto.

13.6	Notice of Claim. Each party shall give the other or its representative immediate notice of any suit or action filed, or prompt notice of any claim made, against them arising out of the performance of this Agreement or arising out of the practice of the inventions licensed hereunder.

13.7	Further Assurances. Each party shall, at any time, and from time to time, prior to or after the Effective Date of this Agreement, at reasonable request of the other party, execute and deliver to the other such instruments and documents and shall take such actions as may be required to more effectively carry out the terms of this Agreement.

13.8	Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party hereto, shall impair any such right, power or remedy to such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

13.9	Survival. All representations, warranties, covenants and agreements made herein and which by their express terms or by implication are to be performed after the execution and/or termination hereof, or are prospective in nature, shall survive such execution and/or termination, as the case may be. This shall include Section 4.5, Section 5, Section 6, Section 7.1, Section 9, Section 11, Section 12, this Section 13.9.

13.10	No Third Party Beneficiaries. Nothing in this Agreement shall be construed as giving any person, firm, corporation or other entity, other than the parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

13.11	Headings. Article headings are for convenient reference and not a part of this Agreement. All Appendix are incorporated herein by this reference.

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.

13.12	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall be deemed but one instrument.

13.13	Licensee acknowledges that it is subject to and agrees to abide by the United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Contract Act) controlling the export of technical data, computer software, laboratory prototypes, biological material, and other commodities. The transfer of such items may require a license from the cognizant agency of the U.S. Government or written assurances by Licensee that it shall not export such items to certain foreign countries without prior approval of such agency. UFRF neither represents that a license is or is not required or that, if required, it shall be issued.

Section 14 Notices

Any notice required to be given pursuant to the provisions of this Agreement shall be in writing and shall be deemed to have been given

•	when delivered personally,

•	if sent by facsimile transmission, when receipt thereof is acknowledged at the facsimile number of the recipient as set forth below,

•	the second day following the day on which the notice has been delivered prepaid to a national air courier service, or

•	five (5) business days following deposit in the U.S. mail if sent certified mail, return receipt requested:

14.1	If to JHU:

Licensing and Technology Development

Johns Hopkins University

100 N. Charles Street

5th Floor

Baltimore, MD, 21201

Attn: Director

14.2	If to the University of Florida Research Foundation, Inc.:

President

University of Florida Research Foundation, Inc.

223 Grinter Hall

University of Florida

Post Office Box 115500

Gainesville, FL 32611-5500

Facsimile Number: 352-846-0491

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.

with a copy to:

Office of Technology Licensing

Attn: Director

308 Walker Hall

University of Florida

Post Office Box 115500

Gainesville, Florida 32611-5500

Facsimile Number: 352-392-6600

14.3	If to Licensee:

Applied Genetic Technologies Company

Attention: Chief Executive Officer

12085 Research Drive, Suite 112

Alachua, FL 32615

with a copy to:

Fred D. Hutchinson, Esq.

Hutchinson & Mason, PLLC

3100 Edwards Mill Road, Suite 100

Raleigh, NC 27612

Section 15 Contract Formation and Authority

15.1	No agreement between the parties shall exist unless the duly authorized representative of Licensee and the Director of the Office of Technology Transfer of UFRF and the Associate Provost and Assistant Dean for Licensing and Technology Development of JHU have signed this document within thirty (30) days of the Effective Date written on the first page of this Agreement.

15.2	UFRF and JHU and Licensee hereby warrant and represent that the persons signing this Agreement have authority to execute this Agreement on behalf of the party for whom they have signed.

15.3	Force Majeure.

No default, delay, or failure to perform on the part of Licensee or Licensors shall be considered a default, delay or failure to perform otherwise chargeable hereunder, if such default, delay or failure to perform is due to causes beyond either party’s reasonable control including, but not limited to: strikes, lockouts, or inactions of governmental authorities, epidemics, war, embargoes, fire, earthquake, acts of God, or default of common carrier. In the event of such default, delay or failure to perform, any date or times by which either party is otherwise scheduled to perform shall be extended automatically for a period of time equal in duration to the time lost by reason of the excused default, delay or failure to perform.

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.

Section 16 United States Government Interests

16.1	It is understood that the United States Government (through any of its agencies or otherwise) has funded research, [**]during the course of or under which any of the inventions of the Licensed Patents were conceived or made. The United States Government is entitled, as a right, under the provisions of 35 U.S.C. §202-212 and applicable regulations of Title 37 of the Code of Federal Regulations, to a non-exclusive, nontransferable, irrevocable, paid-up license to practice or have practiced the inventions of such Licensed Patents for governmental purposes. Any license granted to Licensee in this Agreement shall be subject to such right.

16.2	Licensee agrees that for Licensed Products covered by the Licensed Patents that are subject to the non-exclusive royalty-free license to the United States Government, said Licensed Products will be manufactured substantially in the United States. Licensee further agrees that it shall abide by all the requirements and limitations of U.S. Code, Title 35, Chapter 18, and implementing regulations thereof, for all patent applications and patents invented in whole or in part with federal money.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the dates indicated below.

JOHNS HOPKINS UNIVERSITY

/s/ William P. Tew	Date: October 7, 2003
William P. Tew, Ph.D.
Associate Provost and Assistant Dean
Licensing and Technology Development

UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC.

/s/ David L. Day	Date: October 1, 2003
David L. Day
Director, Office of Technology Transfer

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.

APPLIED GENETIC TECHNOLOGIES, INC.

By:	/s/ Susan B. Washer	Date: October 1, 2003
Susan B. Washer, President

Reviewed by UFRF’s Attorney:        Reviewed by Licensee’s Attorney

(name typed)	(name typed)
(Neither attorney shall be deemed a signatory to this Agreement.)

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.

Appendix A

Development Plan

A development plan of the scope outlined below shall be submitted to UFRF by Licensee prior to the execution of this agreement. In general, the plan should provide UFRF with a summary overview of the activities that Licensee believes are necessary to bring products to the marketplace.

I. Development Program

A. Development activities to be undertaken

(Please break activities into subunits with the date of completion of major milestones)

1.

2.

3.

4.

B. Estimated total development time

II. Governmental Approval

A. Types of submissions required

B. Government agency, e.g., FDA, EPA, etc.

III. Proposed Market Approach

IV. Competitive Information

A. Potential competitors

B. Potential competitive devices/compositions

C. Known competitor’s plans, developments, technical achievements

D. Anticipated date of product launch

Total Length: approximately 2-3 pages

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.

Appendix B

Development Report

When appropriate, indicate estimated start date and finish date for activities.

I. Date Development Plan Initiated and Time Period Covered by this Report.

II. Development Report (4-8 paragraphs).

A.	Activities completed since last report including the object and parameters of the development, when initiated, when completed and the results.

B.	Activities currently under investigation, i.e., ongoing activities including object and parameters of such.

III. Future Development Activities (4-8 paragraphs).

A.	Activities to be undertaken before next report including, but not limited to, the type and object of any studies conducted and their projected starting and completion dates.

B.	Estimated total development time remaining before a product will be commercialized.

IV. Changes to Initial Development Plan (2-4 paragraphs).

A.	Reasons for change.

B.	Variables that may cause additional changes.

V. Items to be Provided if Applicable:

A.	Information relating to Licensed Products that has become publicly available, e.g., published articles, competing products, patents, etc.

B.	Development work being performed by third parties, other than Licensee, to include name of third party.

C.	Update of competitive information trends in industry, government compliance (if applicable) and market plan.

D.	Information and copies of relevant materials evidencing the status of any patent applications or other protection relating to Licensed Products or the Licensed Patents.

PLEASE SEND DEVELOPMENT REPORTS TO:

University of Florida Research Foundation, Inc.

Attn: Director

308 Walker Hall

P.O. Box 115500

Gainesville, FL 32611-5500

Facsimile: 352-392-6600

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.

Appendix C

UFRF Royalty Report

Licensee:                         Agreement:

Inventor:                          P#:   P

Period Covered: From:             Through:

Prepared By                          Date:

Approved By:                         Date:

If license covers several major product lines, please prepare a separate report for each line. Then combine all product lines into a summary report.

Report Type: ☐	Single Product Line Report:

☐	Multiproduct Summary Report. Page 1 of Pages

☐	Product Line Detail. Line:	Tradename:	Page:

Report Currency: ☐	U. S. Dollars ☐ Other

	Gross	* Less:	Net	Royalty	Period Royalty Amount
Country	Sales	Allowances	Sales	Rate	This Year	Last Year

U.S.A.

Canada

Europe:

Japan

Other:

TOTAL:

Total Royalty:	Conversion Rate:	Royalty in U.S. Dollars:	$

The following royalty forecast is non-binding and for UFRF’s internal planning purposes only:

Royalty Forecast Under This Agreement: Next Quarter:                      Q2:                       Q3:                      Q4:

* On a separate page, please indicate the reasons for returns or other adjustments if significant.

Also note any unusual occurrences that affected royalty amounts during this period.

To assist UFRF’s forecasting, please comment on any significant expected trends in sales volume.

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.

Appendix D

Equity Agreement

TABLE OF CONTENTS

Section 1 Definitions
Section 2 Issuance of Shares to JHU and UFRF; Closing Deliveries
Section 3 Representations and Warranties
Section 4 Miscellaneous Covenants
Section 5 Termination
Section 6 Assignability
Section 7 Miscellaneous
Section 8 Notices
Section 9 Integration

Exhibit A Definitions In Equity Agreement
Exhibit B Articles of Incorporation and Bylaws
Exhibit C Stock Restrictions
Exhibit D Financial Statements
Exhibit E List of Stockholders and Optionholders
Exhibit F Form of Opinion

THIS EQUITY AGREEMENT (the “Agreement”) is made effective the     day of October, 2003 by and between Johns Hopkins University, a Maryland Corporation (hereinafter called “JHU”), and the University of Florida Research Foundation, a nonstock, nonprofit Florida corporation (hereinafter “UFRF”) , (collectively “Licensors”)and Applied Genetic Technologies, Inc. (hereinafter called “Licensee” or “AGTC”), a corporation organized and existing under the laws of Florida.

WHEREAS, JHU, UFRF and Licensee have entered into certain License Agreement with respect to certain inventions owned by Licensors;

WHEREAS, as an accommodation to Licensee, Licensors are willing to accept shares of common stock of Licensee (the “Shares”) in lieu of charging Licensee certain fees under the License Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties covenant and agree as follows:

Section 1 Definitions

For the purpose of this Agreement, the Exhibit A definitions shall apply. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the License Agreements.

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.

Section 2 Issuance of Shares to Licensors; Closing Deliveries

2.1	Issuance of Shares

2.1.1	On the Effective Date of the License Agreements, Licensee shall issue to UFRF [**] Shares, being equal to [**] of the total number of issued and outstanding Shares of AGTC on the Effective Date calculated on a fully diluted basis, and Licensee shall deliver, or cause to be delivered, to UFRF a stock certificate, duly signed by appropriate officers of Licensee and issued in UFRF’s name, representing all of the Shares required to be issued to UFRF.

2.1.2	On the Effective Date of the License Agreements, Licensee shall issue to JHU [**], being equal to [**] of the total number of issued and outstanding Shares of AGTC on the Effective Date calculated on a fully diluted basis, and Licensee shall deliver, or cause to be delivered, to JHU a stock certificate, duly signed by appropriate officers of Licensee and issued in JHU’s name, representing all of the Shares required to be issued to JHU.

2.1.3	All Shares shall be fully-paid and non-assessable upon their issuance to Licensors. JHU’s and UFRF’s execution of this Agreement and the License Agreements shall be deemed full consideration for the issuance of the Shares, and no additional consideration for such Shares shall be due from Licensors. No Shares shall be subject to any restrictions on their transfer other than the restrictions specified in Exhibit C hereto.

2.1.4	JHU and UFRF shall each be responsible for providing the appropriate information concerning stock certificate issuance to Applied Genetic Technologies Corporation, or any other future licensees of the Inventions, as appropriate.

2.2	Closing Deliveries

On the Effective Date, in addition to the certificates evidencing the Shares, Licensee shall deliver to JHU and UFRF the following:

2.2.1	a certificate from Licensee, dated as of the Effective Date and signed by the Secretary or an Assistant Secretary of Licensee, certifying that the attached copies of the Certificate of Incorporation, Bylaws of Licensee, and resolutions of the Board of Directors of Licensee approving the License Agreements, this Agreement and the transactions contemplated thereby, are all true, complete and correct and that such resolutions remain unamended and in full force and effect.

2.2.2	an opinion of Fred D. Hutchinson, Esq., counsel to Licensee, dated as of the Effective Date and substantially in the form of Exhibit F hereto.

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.

Section 3 Representations and Warranties

3.1	Representations and Warranties by Licensee

Licensee represents and warrants to Licensors that:

3.1.1	Licensee is a duly organized and validly existing corporation under the laws of the State of Florida with adequate power and authority to conduct the business in which it is now engaged or currently proposed to be engaged, and Licensee is duly qualified to do business as a foreign corporation and is in good standing in such other states or jurisdictions as is necessary to enable it to carry on its business or own its properties.

3.1.2	There are no actions, suits, or proceedings pending or threatened against or affecting Licensee, its officers or directors in their capacity as such, its properties, or its patents in any court or before any governmental or administrative agency, which can have any material adverse effect on the business as now conducted or as currently proposed to be conducted, on the properties, the financial condition, or income of Licensee, or the transactions contemplated by this Agreement or the License Agreements and Licensee is not in default under any order or judgment of any court or governmental or administrative agency.

3.1.3	Licensee is not a party to any agreement or instrument, or subject to any charter, bylaw, or other corporate restrictions materially adversely affecting its business and operations, present or prospective, or its property, assets, or condition, financial or otherwise.

3.1.4	Licensee is not in default or breach in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any bond, debenture, note, or other evidence of indebtedness or any contract or other agreement of Licensee.

3.1.5	This Agreement has been duly authorized, executed, and delivered on behalf of Licensee and constitutes the valid and binding agreement of Licensee, enforceable in accordance with its terms, and Licensee has full power and lawful authority to issue, sell, and repurchase the Shares on the terms and conditions herein set forth.

3.1.6	Consummation of the transactions contemplated by this Agreement in compliance with provisions of this Agreement will not result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, or result in the creation of any lien, charge, or encumbrance on, any property or assets of Licensee pursuant to any indenture, mortgage, deed of trust, agreement, corporate charter, bylaws, contract, or other instrument to which Licensee is a party or by which Licensee may be bound or any law, rule, regulation, qualification, license, order or judgment applicable to Licensee or any of its property.

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.

3.1.7	Licensee is in compliance with all federal, state and local environmental laws and there are no conditions currently existing or contemplated which are likely to subject Licensee to damages, penalties, injunctive relief, removal costs, remedial costs or cleanup costs under any such laws or assertions thereof.

3.1.8	Attached hereto as Exhibit B and hereby made a part hereof are the Articles of Incorporation (including any amendments thereto) and Bylaws (including any amendments thereto) of Licensee in effect on the date hereof.

3.1.9	Pursuant to its Articles of Incorporation, Licensee is authorized to issue 21,290,965 Shares, of which 20,604,160 shares are Common Stock, $0.001 par value per share, and of which 686,805 shares are Preferred Stock, $0.001 par value per share of which 18,364,810 Shares are issued and outstanding. All issued and outstanding Shares are, and the Shares issuable to Licensors will be, validly issued, fully paid and nonassessable, and are not subject to any preemptive rights. There are no other authorized or outstanding Equity Securities of any class, kind, or character, and there are no outstanding subscriptions, options, warrants, or other agreements, or commitments obligating Licensee to issue any additional shares of its capital stock of any class, or any options or rights with respect thereto, or any securities convertible into any shares of stock of any class. No person has any preemptive rights, rights of first refusal, “tag along” rights, rights of co-sale or any similar rights with respect to the issuance of the Shares contemplated hereby.

3.1.10	Attached hereto as Exhibit C and hereby made a part hereof is a list of all restrictions on the transfer of any Shares or other securities of Licensee and all agreements between any shareholders or convertible debt holders of Licensee regarding the valuation, voting or transfer of any Shares or other securities of Licensee.

3.1.11	Attached hereto as Exhibit D and hereby made a part hereof are the unaudited Financial Statements of Licensee for the year ended July 31, 2003. These financial statements are true and complete and are in accordance with the books and records of Licensee. As of the date of the most recent financial statements provided to Licensors under this Agreement, Licensee has no material liabilities, absolute or contingent, that are not reflected in such financial statements except obligations incurred in the ordinary course of business and the License Agreements.

3.1.12	Since the date of the most recent financial statements provided to Licensors under this Agreement, there has been no: (a) material adverse

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.

change in the condition, financial or otherwise, of Licensee other than changes in the ordinary course of business; (b) damage or loss, whether or not covered by insurance, materially and adversely affecting Licensee’s properties or business taken as a whole; and (c) declaration or setting aside, or payment of any dividend or other distribution in respect of the stock of Licensee or any direct or indirect redemption, purchase or other acquisition of such shares.

3.1.13	Licensee has timely filed all tax returns and reports required to be filed by it. Licensee has timely paid all taxes, interest and penalties required to be paid pursuant to said returns or otherwise required to be paid by it.

3.1.14	Attached hereto as Exhibit E is a true and complete record of (i) issued and outstanding Shares as of the Effective Date and the holders thereof, and (ii) Shares issuable under options, warrants or other convertible equity or debt instruments outstanding as of the Effective Date, whether vested or non-vested, restricted or unrestricted, the holders thereof, the exercise price or conversion price thereof and an outline of all other material terms with respect thereto.

3.2	Representations and Warranties by Licensors

Licensors represent and warrant to Licensee that:

3.2.1	Licensors are acquiring the Shares for investment for their own accounts and not with a view to resale or distribution within the meaning of the Securities Act, and Licensors do not intend to divide their participation with others or to resell or otherwise dispose of all or any part of the Shares without registration under the Securities Act, except to Licensee or unless and until it determines at some future date that changed circumstances, not now in its contemplation, make such disposition advisable.

3.2.2	This Agreement has been duly authorized, executed, and delivered on behalf of Licensors and constitutes the valid and binding agreement of Licensors, enforceable in accordance with its terms, and Licensors both have full power and lawful authority to acquire the Shares on the terms and conditions herein set forth.

3.3	Survival and Timing of Warranties

The warranties and representation made in this Section 3 shall survive the closing of any issuance of shares to JHU or UFRF. The warranties and representations made in this Section 3 shall be true and correct as of the date of this Agreement and as of the date the Shares are issued to Licensors.

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.

Section 4 Miscellaneous Covenants

4.1	Financial Statements and Other Information

As long as JHU or UFRF own any Equity Securities, Licensee shall promptly provide to those of the two institutions owning shares at that time such Financial Agreements, amendments to or restatements of its Articles of Incorporation or Bylaws, stock transfer restrictions and agreements among shareholders with respect to the valuation, transfer or voting of Shares and amendments thereto as may be effected from time to time, and such other information respecting the business, affairs, and financial condition of Licensee as the two institutions owning shares at that time may reasonably request. Financial Statements shall be provided within the time that such Financial Statements are required to be provided to holders of preferred stock of Licensee. Licensors’s representatives may visit and inspect any of the properties, books and information of Licensee, upon reasonable notice, during business hours and in a manner not disruptive to the business of the Licensee.

4.2	Issuance of Shares/Options to Affiliates/Founders

Licensee shall not issue any Equity Securities (including Shares) to any of the shareholders of Licensee listed on Exhibit A attached hereto (the “Founders”), Affiliate thereof or Affiliate of Licensee for less than the fair market value of that security. Licensee shall have the burden of proving that the consideration to be paid for any such Equity Securities equals the fair market value of such Equity Securities issued.

4.3	Piggyback Registration Rights

Licensors shall be granted the same incidental or piggyback registration rights that are granted to the purchasers of Series A Preferred Stock of Licensee and shall be made a party to the registration rights agreement with the holders of such Series A Preferred Stock.

4.4	Rule 144 Reporting

With a view to making available to Licensors the benefits of certain rules and regulations of the Commission which may permit Licensors to sell securities of Licensee to the public without registration, Licensee agrees to:

4.4.1	Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times following the effective date of the first registration under the Securities Act filed by Licensee for an offering of its securities to the general public;

4.4.2	Use its best efforts to file with the Commission in a timely manner all reports and other documents required of Licensee under the Securities Act and the Exchange Act at any time following registration of any of its securities under the Securities Act or Exchange Act; and

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.

4.4.3	So long as JHU or UFRF owns any Shares, furnish to the institutions owning shares at that time forthwith upon request a written statement by Licensee as to its compliance with the reporting requirements of Rule 144 (at any time following the effective date of the first registration statement filed by Licensee for an offering of its securities to the general public), and of the Securities Act and the Exchange Act following registration of any of its securities under the Securities Act or Exchange Act, a copy of the most recent annual or quarterly report of Licensee, and such other reports and documents so filed as Licensors may reasonably request in availing itself of any rule or regulation of the Commission allowing Licensors to sell any such securities without registration.

4.5	Transfer or Assignment of Registration Rights

The rights to cause Licensee to register the securities granted to Licensors hereunder may be transferred or assigned by Licensors to a transferee or assignee of any of Licensors’s Shares; provided, however, that such transfer or assignment of Shares was permitted under this Agreement.

Section 5 Termination

5.1	Unless terminated sooner by either party as provided below, this Agreement shall terminate on the date that, with respect to each institution, after having been issued Shares hereunder, no longer owns any Equity Securities. If this Agreement terminates automatically as provided in this Section 5.1, the License shall remain in effect according to the terms specified therein.

5.2	If Licensee at any time fails to issue Shares to either Licensors on a timely basis, or otherwise commits a material breach of this Agreement, or if any of the representations or warranties made by Licensee are untrue in any material respect as of any date on which they are required to be true and correct, and Licensee fails to remedy any such breach or default within thirty (30) days after written notice thereof by Licensors, Licensors may, at its option, terminate either this Agreement, the License , or all of them.

Section 6 Assignability

Except as set forth in Section 4.1, neither party may assign its rights or obligations under this Agreement, except that Licensee may assign this Agreement in connection with the sale of all or substantially all of the assets or stock of the Licensee, whether by merger, acquisition or otherwise, if the successor assumes all of the Licensee’s obligations hereunder.

Section 7 Miscellaneous

This Agreement shall be construed exclusively in accordance with the internal laws of the State of Florida.

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.

Section 8 Notices

Any notice required to be given pursuant to the provisions of this Agreement shall be in writing and shall be deemed to have been given at the earlier of the time when actually received as a consequence of any effective method of delivery, including but not limited to hand delivery, transmission by telecopier, or delivery by a professional courier service or the time when sent by certified or registered mail addressed to the party for whom intended at the address below or at such changed address as the party shall have specified by written notice, provided that any notice of change of address shall be effective only upon actual receipt:

To JHU:

Director

Licensing and Technology Development

Johns Hopkins University

100 N. Charles Street

5th Floor

Baltimore, MD, 21201

to UFRF:

University of Florida Research Foundation, Inc.

219 Grinter Hall

PO Box 115500

Gainesville, Florida 32611-5500

Attention: President

with a copy to:

Office of Technology Licensing

University of Florida

3rd Floor Walker Hall

PO Box 115500

Gainesville, Florida 32611-5500

Attention: Director

to Licensee:

Applied Genetic Technologies Company

Attention: Chief Executive Officer

12085 Research Drive, Suite 112

Alachua, FL 32615

with a copy to:

Fred D. Hutchinson, Esq.

Hutchinson & Mason, PLLC

3100 Edwards Mill Road, Suite 100

Raleigh, NC 27612

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.

Section 9 Integration

This Agreement constitutes the full understanding between the parties with reference to the subject matter hereof, and no statements or agreements by or between the parties, whether orally or in writing, except as provided for elsewhere in this Section 9, made prior to or at the signing with respect to the subject matter hereof, shall vary or modify the written terms of this Agreement. Neither party shall claim any amendment, modification, or release from any provisions of this Agreement by mutual agreement, acknowledgment or otherwise, unless such mutual agreement is in writing, signed by the other party, and specifically states that it is an amendment to this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the dates indicated below.

JOHNS HOPKINS UNIVERSITY

/s/ William P. Tew	Date: October 7, 2003
William P. Tew, Ph.D.
Associate Provost and Assistant Dean
Licensing and Technology Development

UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC.

/s/ David L. Day	Date: October 1, 2003
David L. Day
Director, Office of Technology Transfer

APPLIED GENETIC TECHNOLOGIES, INC.

By:	/s/ Susan B. Washer	Date: October 1, 2003
Susan B. Washer, President

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.

Exhibit A

Definitions In Equity Agreement

(1)	“Shares” shall mean shares of Licensee’s common stock, $.01 par value per share.

(2)	“License Agreement” shall mean the license agreement entered into between Licensors and Licensee of even date herewith.

(3)	“Affiliate” shall mean any person who is related by blood or marriage to any person or entity who owns more than twenty percent of the issued and outstanding shares of Licensee or to any officer, director, or employee of Licensee or any entity in which any such person has a direct or indirect beneficial ownership interest or for which any such person serves as a director, officer or employee.

(4)	“Financial Statements” shall mean a balance sheet, and the related statements of earnings, stockholders’ equity and cash flow as of the end of the last fiscal year that has been completed when the statements are to be provided to Licensors and a balance sheet and income statement as of the end of the last fiscal quarter, which financial statements shall be in the form and delivered at the time that such financial statements are delivered to holders of preferred stock of Licensee. Financial Statements shall be true and complete and prepared in accordance with the books and records of Licensee and with generally accepted accounting principles.

(5)	“Equity Securities” shall mean the Shares, any other capital stock of Licensee (including preferred shares), and any securities of Licensee that are convertible into capital stock of Licensee or that carry a right to subscribe to or acquire capital stock of Licensee.

(6)	“Register,” “Registered,” and “Registration” shall refer to a registration effected by preparing a filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

(7)	“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission issued under such act, as they each may, from time to time, be in effect.

(8)	“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(9)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.

Exhibit B

Articles of Incorporation and Bylaws

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. DOUBLE ASTERISKS [**] DENOTE OMISSIONS.